EXHIBIT 8.1

Form of Exhibit 8.1

[                ], 2021

Decarbonization Plus Acquisition Corporation II

2744 Sand Hill Road, Suite 100

Menlo Park, California 94025

Re: Exhibit 8.1 Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”), in connection with (i) the planned transaction (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of May 25, 2021 (as amended and supplemented through the date hereof and including the exhibits thereto, the “Business Combination Agreement”), by and among DCRN, Tritium DCFC Limited, an Australian public company limited by shares (“NewCo”), Hulk Merger Sub, Inc., a Delaware corporation, and Tritium Holdings Pty Ltd, an Australian proprietary company limited by shares and (ii) the preparation of the related registration statement on Form F-4 (File No. 333-[•]) initially filed by NewCo with the Securities and Exchange Commission, including the combined proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”). In connection with the Registration Statement, you have requested our opinion as to certain U.S. federal income tax matters set forth in the section entitled “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of DCRN Class A Common Stock and DCRN Warrants—Tax Characterization of the Merger” (the “Merger Tax Disclosure”).

In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement, and such other documents, records, and papers as we have deemed necessary or appropriate to give the opinion set forth herein. Further, in providing our opinion, we have made certain reasonable assumptions (without any independent investigation or review thereof), including that:

(i)

the Business Combination will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

(ii)

all of the information, facts, statements, representations, covenants, and assumptions set forth in (A) the Business Combination Agreement, the Registration Statement, the other agreements entered into in connection with the Business Combination Agreement and the Registration Statement and other documents referenced therein, the registration statement filed in connection with DCRN’s initial public offering, and DCRN’s other public filings (collectively, the “Documents”), and (B) the officer’s certificate provided to us by NewCo (the “Officer’s Certificate”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Business Combination, and no actions have been taken or will be taken that are inconsistent with the factual statements, descriptions, or representations therein or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Business Combination;

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Decarbonization Plus Acquisition Corporation II [ ], 2021 Page 2

(iii)

any representations and statements made in any of the Documents or the Officer’s Certificate qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Business Combination, in each case without such qualification;

(iv)

the Documents represent the entire understanding of the parties with respect to the Business Combination, there are no other written or oral agreements regarding the Business Combination other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

(v)

all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic; all documents, records, and papers submitted to us as copies conform to the originals; all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us; and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Business Combination; and

(vi)	all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, our opinion may be adversely affected.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect as of the date hereof. The authorities upon which our opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Business Combination, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the continuing validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions occurring in connection with the Business Combination, other than insofar as such transactions bear on the U.S. federal income tax consequences of the Merger, or as to any matter other than those specifically covered by this opinion. In particular, our opinion is limited to the matters discussed in the Merger Tax Disclosure and does not include any tax consequences not expressly addressed therein. Further, statements contained therein that NewCo or DCRN “believes,” “expects,” “intends,” or other similar phrases are not legal conclusions and do not constitute our opinion.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of DCRN Class A Common Stock and DCRN Warrants—Tax Characterization of the Merger,” insofar as they address the material U.S. federal income tax considerations of the Merger for beneficial owners of DCRN Class A Common Stock and DCRN Warrants (each as defined in the Registration Statement) and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

Our opinion is rendered only to DCRN and is solely for DCRN’s use in connection with the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
Vinson & Elkins LLP